UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2023

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 Enterprise, Suite 200 Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	SHO	New York Stock Exchange
Series H Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRH	New York Stock Exchange
Series I Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On March 1, 2023, Sunstone Hotel Investors, Inc. (the “Company”) and Sunstone Hotel Partnership, LLC (the “Operating Partnership”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with each of BofA Securities, Inc., Robert W. Baird & Co. Incorporated, BTIG, LLC, Jefferies LLC, J.P. Morgan Securities LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC (and, as applicable, their respective affiliates), acting in their capacity as sales agents (the “Sales Agents”), and/or (except in the case of BTIG, LLC) as forward sellers (the “Forward Sellers”) and each of Bank of America, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association, Regions Securities LLC, Robert W. Baird & Co. Incorporated, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association, as forward purchasers (the “Forward Purchasers”), pursuant to which the Company may issue and sell, from time to time, shares (the “Shares”) of the Company’s common stock, par $0.01 per share, having an aggregate sale price of up to $300,000,000 (the “Maximum Amount”). Concurrently with the entry into the Equity Distribution Agreement, the Company entered into separate forward master confirmations (collectively, the “Master Confirmations”), each dated March 1, 2023, by and between the Company and each of the Forward Purchasers. Upon entering into the Equity Distribution Agreement, the Company simultaneously terminated the equity distribution agreements it entered into with certain of the same parties on February 24, 2017, as amended on February 20, 2020, in connection with a prior at the market offering program.

The Equity Distribution Agreement provides that, in addition to the issuance and sale of common stock by the Company through a sales agent acting as a sales agent or directly to the sales agent acting as principal for its own account at a price agreed upon at the time of sale, the Company also may enter into forward sale agreements, between the Company and each of the Forward Purchasers, or their respective affiliates under the Master Confirmations. In connection with any particular forward sale agreement, the relevant Forward Purchaser will, at the Company’s request, use commercially reasonable efforts to borrow from third parties and, through the relevant Forward Seller, sell a number of Shares equal to the number of Shares underlying the particular forward sale agreement to hedge such Forward Purchaser’s exposure under such forward sale agreement.

The net proceeds of this offering and any net proceeds we receive pursuant to any settlement of any forward sale agreement with the relevant Forward Purchaser will be contributed to the Operating Partnership in exchange for additional membership units of the Operating Partnership. The Company will not initially receive any proceeds from the sale of borrowed Shares under the forward sale agreements, if any. The Company expects to fully physically settle each particular forward sale agreement, if any, with the applicable Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of that particular forward sale agreement, in which case the Company will expect to receive aggregate net cash proceeds at settlement equal to the number of Shares underlying the particular forward sale agreement multiplied by the applicable forward sale price. However, the Company may also elect to cash settle or net share settle a particular forward sale agreement, in which case the Company may not receive any proceeds from the issuance of Shares, and will instead receive or pay cash (in the case of cash settlement) or receive or deliver Shares of common stock (in the case of net share settlement).

In no event will the aggregate gross sales price of Shares sold by us to or through the Sales Agents and by the Forward Purchasers through the Forward Sellers exceed the Maximum Amount.

Each sales agent will receive from us a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all Shares sold through it as sales agent under the Equity Distribution Agreement. In connection with each forward sale, the Company will pay the applicable Forward Seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate that shall not be more than 2.0% of the sales price of all borrowed Shares sold by it as a Forward Seller (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during the applicable forward selling period).

Sales of the Shares, if any, pursuant to the Equity Distribution Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange, as well as in negotiated or other transactions described in the prospectus supplement relating to the offering of the Shares, which may include block trades. The Company or any of the Sales Agents or Forward Purchasers may at any time suspend solicitation and offers under the Equity Distribution Agreement or terminate the Equity Distribution Agreement, but in the case of a Sales Agent or a Forward Purchaser, only with respect to itself.

The Shares will be issued pursuant to the Company’s registration statement on Form S-3ASR (File No. 333-269994), filed with the Securities and Exchange Commission (the “Commission”) on February 24, 2023, which became immediately effective upon filing, and a prospectus supplement dated March 1, 2023, filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

The foregoing description of the Equity Distribution Agreement and the Master Confirmations does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Equity Distribution Agreement filed herewith as Exhibit 1.1 and the form of Master Confirmation filed herewith as Exhibit 1.2 to this Current Report and are incorporated herein by reference. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

In connection with the filing of the prospectus supplement, we are filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of our counsel, Venable LLP, regarding certain Maryland law issues regarding our common stock.

Prior to the execution of the Equity Distribution Agreement and Master Confirmations, on February 28, 2023, the Company, as parent guarantor, the Operating Partnership, as borrower and issuer and certain subsidiaries of the Operating Partnership as guarantors, entered into the First Amendment to the Second Amended and Restated Credit Agreement (the “Amended Credit Agreement”) among the Company, Sunstone Hotel Partnership, LLC, Wells Fargo Bank, National Association, Bank of America, N.A., JPMorgan Chase Bank, N.A., PNC Bank, National Association, U.S. Bank National Association, Truist Bank, The Huntington National Bank, The Bank of Nova Scotia, Regions Bank and Bank of Hawaii.

The Amended Credit Agreement added a carve-out to the derivatives contracts negative covenant to permit forward sale transactions.

The foregoing description of the Amended Credit Agreement is qualified in its entirety by the full terms and conditions of the Amended and Restated Credit Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

(d) The following exhibits are furnished herewith:

EXHIBIT INDEX

Exhibit No.	Description

1.1	Equity Distribution Agreement among the Company and each of BofA Securities, Inc., Robert W. Baird & Co. Incorporated, BTIG, LLC, Jefferies LLC, J.P. Morgan Securities LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as sales agents, and (except in the case of BTIG, LLC) forward sellers, and each of Bank of America, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association, Regions Securities LLC, Robert W. Baird & Co. Incorporated, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association or an affiliate thereof, as forward purchasers, dated as of March 1, 2023.

1.2	Form of Master Confirmation.

5.1	Opinion of Venable LLP, dated March 1, 2023.

10.1	First Amendment to Second Amended and Restated Credit Agreement, dated as of February 28, 2023.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: March 1, 2023	By:	/s/ Aaron R. Reyes
Aaron R. Reyes Principal Financial Officer and Duly Authorized Officer